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                                                                    EXHIBIT 23.5



                       CONSENT OF DILLON, READ & CO. INC.



    We hereby consent to the inclusion of our opinion letter dated May 24, 1996 to the Special Committee of the Board of Directors of Crown Pacific Partners, L.P. as an exhibit to this Registration Statement on Form S-3 relating to the registration of common units and to the references to our firm in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                          DILLON, READ & CO. INC.


                                          By:___________________________________


                                             Senior Vice President



New York, New York
July 10, 1996